UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2024

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2024, William B. Miller resigned from his position as Chief Financial Officer (and principal financial and accounting officer) of reAlpha Tech Corp. (the “Company”) and its subsidiaries, effective immediately.

On the same date, the Company appointed Rakesh Prasad, the Company’s Vice President of Finance, to serve as its Interim Chief Financial Officer (and principal financial and accounting officer), effective immediately, while the Company conducts its search for a new Chief Financial Officer.

Mr. Prasad, age 35, has over 10 years of finance reporting and audit experience. Mr. Prasad has been with the Company since May 2021 as a Director of reAlpha Techcorp Private Limited, one of the Company’s subsidiaries, as a Finance Controller from such date until January 2022 and as the Vice President of Finance since February 2022, where he directs the preparation and consolidation of the Company’s and its subsidiaries’ financial statements in accordance with U.S. GAAP and PCAOB standards, as well as assist the Company’s Chief Financial Officer in developing monthly management reports, long-term financial forecasts and annual budgets. Prior to joining the Company, Mr. Prasad was a Master Trainer at Ernst & Young LLP (“EY”) from November 2020 to May 2021, where he conducted technical and non-technical training sessions for income tax department officials, reviewed technical documents to ensure alignment with System Requirement Specifications (“SRS”) before publication, developed technical assessment questionnaire e-return intermediaries, and aided in compliance enforcement and service quality enhancement. Before EY, Mr. Prasad was the Founder at RPHR & Company, a chartered accountant firm, from May 2013 to May 2021, where he provided strategic insights in audit, certification and consulting services for its clients; directed its accounting and finance functions for clients, while also establishing policies related to revenue management, cash flow optimization, taxation and financial reporting; and led special projects encompassing internal and statutory audits, tax audits and certifications to ensure compliance with regulatory standards for its clients. Mr. Prasad has a Bachelor’s of Commerce from Sri Bhagawan Mahaveer Jain College, and he is a Chartered Account accredited by the Institute of Chartered Accountants of India.

Prior to his appointment as Interim Chief Financial Officer, Mr. Prasad was a party to an employment agreement with the Company, effective as of January 16, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Prasad is entitled to receive: (i) an annual base salary of $85,000 (the “Base Salary”); (ii) an annual discretionary bonus of up to $15,000 based on the achievement of certain performance targets; (iii) relocation expenses for Mr. Prasad’s relocation from India to the Company’s U.S. office; and (iv) certain other benefits such as unlimited vacation, health insurance and others. Mr. Prasad or the Company may terminate the Employment Agreement at any time upon written notice to the other party, and it contains customary confidentiality provisions, intellectual property assignment provisions and a non-compete for a period of two years following the termination of his employment. In connection with his appointment as Interim Chief Financial Officer of the Company, the Company and Mr. Prasad entered into an Amendment to the Employment Agreement, effective as of October 11, 2024 (the “Amendment”). Pursuant to the Amendment, the Base Salary was increased to $150,000 per year, effective as of October 11, 2024, until such time either a new Chief Financial Officer is appointed or Mr. Prasad is appointed as Chief Financial Officer of the Company. Except as otherwise expressly provided for in the Amendment, the Employment Agreement remains in full force and effect.

The foregoing descriptions of the Employment Agreement and Amendment do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the Employment Agreement and Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

There are no other arrangements or understandings between Mr. Prasad and any other person pursuant to which he was appointed to the position of Interim Chief Financial Officer of the Company, and Mr. Prasad is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Prasad and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 5.08 Shareholder Director Nominations.

The Company currently plans to hold its 2024 annual meeting of stockholders (the “Annual Meeting”) on December 13, 2024. The Company intends to set the record date for determining the stockholders of record who will be entitled to vote at the Annual Meeting as the close of business on October 23, 2024. Additional details regarding the Annual Meeting, including the time and location, will be set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting to be filed with the U.S. Securities and Exchange Commission.

Because the Company did not hold an annual meeting in 2023, the Company is providing deadlines regarding the submission of stockholder proposals pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal must be received by the Company by October 21, 2024, which the Company has determined is a reasonable time before the Company plans to begin printing and mailing its proxy materials on or around October 29, 2024. Therefore, in order for a stockholder to submit a proposal for inclusion in the Company’s proxy materials for the Annual Meeting, the stockholder must comply with the requirements set forth in Rule 14a-8, including with respect to the subject matter of the proposal, and must deliver the proposal and all required documentation to the Company at its principal executive offices at the address set forth above no later than October 21, 2024. The public announcement of an adjournment or postponement of the date of the Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8.

The Company has determined that October 21, 2024 is a reasonable time before the Company plans to begin printing and mailing its proxy materials in order for a stockholder to timely submit a director nomination or other proposal that the stockholder intends to present at the Annual Meeting. Therefore, a stockholder must deliver the director nomination or proposal to the Company at its principal executive offices at the address set forth above no later than October 21, 2024.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by October 21, 2024, which is 10 calendar days following the day on which public announcement of the date of the Annual Meeting was first made by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*+	Employment Agreement of Rakesh Prasad, effective as of January 16, 2023.
10.2*+	Amendment of Employment Agreement of Rakesh Prasad, effective as of October 11, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
+	Indicates an agreement with management or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2024	REALPHA TECH CORP.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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